SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 30, 2009

LiveWire Mobile, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation or Organization)

0-23282	04-2814586
(Commission File Number)	(I.R.S. Employer Identification No.)

One Monarch Drive, Suite 203, Littleton, Massachusetts	01460
(Address of Principal Executive Offices)	(Zip Code)

(978) 742-3100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 30, 2009, LiveWire Mobile, Inc., a Delaware corporation (the “Company”), announced that its Board of Directors has approved a plan to (i) voluntarily delist its common stock from the NASDAQ Stock Market LLC (the “NASDAQ”) and (ii) deregister the Company’s common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore, terminate its obligations to file periodic and current reports with the Securities and Exchange Commission (“SEC”).  The Company has submitted written notice to NASDAQ of its decision to voluntarily delist its common stock and to terminate the registration of its common stock under the Exchange Act.

The Company intends to file a Form 25 with the SEC to affect the voluntary withdrawal of the listing of its common stock from NASDAQ on or about May 15, 2009. Delisting from NASDAQ will become effective 10 days after the filing date of the Form 25.  Provided that the Company continues to meet the applicable legal requirements, it intends to file a Form 15 with the SEC on or about May 26, 2009 to deregister the Company’s common stock under the Exchange Act. The Company expects the termination of registration will become effective 90 days after the date of the filing of the Form 15 with the SEC. However, upon filing of the Form 15, the Company’s obligation to file certain reports and forms with the SEC, including Forms 10-K, 10-Q, and 8-K, will immediately be suspended.

A copy of the Company’s press release announcing this transaction has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Title
99.1	Press Release dated as of April 30, 2009	LiveWire Mobile Announces Initiative to Reduce Costs Through Voluntary NASDAQ Delisting and SEC Deregistration

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEWIRE MOBILE, INC.

April 30, 2009	By:	/s/ Todd Donahue
	Name:	Todd Donahue
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Title
99.1	Press Release dated as of April 30, 2009	LiveWire Mobile Announces Initiative to Reduce Costs Through Voluntary NASDAQ Delisting and SEC Deregistration